SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                         INITIAL REGISTRATION STATEMENT

               AMERICAN EXPRESS EQUITY INDEXED SAVINGS CERTIFICATES

                                     UNDER

                           THE SECURITIES ACT OF 1933

                             IDS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
           (State or other jurisdiction of incorporation or organization)

                                       6725
--------------------------------------------------------------------------------
              (Primary Standard Industrial Classification Code Number)

                                    41-6009975
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
--------------------------------------------------------------------------------
    (Address, including  zip code,  and  telephone number, including  area
     code,  of registrant's   principal   executive offices)

    Bruce A. Kohn - IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
--------------------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public May 31, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                     CONTENTS OF THIS REGISTRATION STATEMENT

Cover Page

Prospectus

Part II Information

Signatures

American Express Equity Indexed Savings Certificates
Prospectus
May 31, 2000

Potential for stock market growth with safety of principal.

American Express Certificate Company (the Issuer) issues American Express Equity Indexed Savings Certificates (the Certificates). The Issuer offers two classes of Certificates - Full Participation Certificates and Guaranteed Yield Certificates. You may:

o Purchase a Certificate in any amount from $2,000 through $1 million unless you receive prior authorization from the Issuer to invest more.

o Participate in any increase of the stock market based on the Standard & Poor's 500 Composite Stock Price Index (S&P 500) Index while protecting your principal, up to a maximum return between 9% and 10% for a 52-week term (see page 2).

o Decide whether to link all of your return to the index by buying a Full Participation Certificate or whether the Issuer will guarantee part of your return, with a reduced participation in the index, by buying a Guaranteed Yield Certificate.

o        Keep your Certificate for up to ten successive 52-week terms.

Purchasers of the Certificates or other similar certificates through some distribution channels may be eligible for special rates. See "Initial Interest and Participation Rates" on page 2.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Certificates are backed solely by the assets of the Issuer. To the extent you link your interest to the S&P 500 Index, you might earn no interest. See "Risk Factors" on page 2.

The Issuer is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling dealers are not required to sell any specific amount of securities.

Issuer:
American Express Certificate Company
200 AXP Financial Center
Minneapolis, MN  55474
800-862-7919 (toll free)

Distributor:
American Express Financial Advisors Inc.

American Express companies

Initial Interest and Participation Rates

The Issuer is a face amount certificate company, a kind of investment company, and the Certificates are face amount certificates.

The Issuer guarantees return of your principal. The interest on your Certificate is linked to stock market performance as measured by the S&P 500 Index, based on Tuesday closing values of the S&P 500 Index at the beginning and end of a 52-week term. The index used for the Certificates excludes dividends on the 500 stocks in the index. See "About the Certificate" for more explanation.

Here are the interest rates and market participation percentages in effect June 1, 2000:

Class of Certificate   Maximum     Market participation    Minimum
                       Return      percentage              Interest
--------------------- ----------- ------------------------ ---------------------

Full Participation     10%         100%                    None
--------------------- ----------- ------------------------ ---------------------

Guaranteed Yield       10%         25%                     Currently 2.50%
--------------------- ----------- ------------------------ ---------------------

These rates may or may not have changed when you apply to purchase your Certificate. For your first term, if you buy a Guaranteed Yield Certificate, your minimum interest rate will be 2.50%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.

The Issuer may offer different maximum returns, market participation percentages and minimum interest rates for the Certificates or other similar face-amount certificates for different distribution channels or in other circumstances. For more information call 800-862-7919 and see "Promotions and Pricing Flexibility" under "About the Certificates." Face-amount certificates from the Issuer and certificates of deposit (CDs) from American Express Centurion Bank, an affiliate of the Issuer, may be available with different rates, including high rate CDs through Membership B@nkingsm.

Risk Factors

You should consider the following when investing in a Certificate:

To the extent you link your interest to the S&P 500 Index, you might earn no interest. If you choose to link all of your return on your Certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the Certificate."

The Certificates are backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

Table of Contents

Initial Interest and Participation Rates                              p
Risk factors                                                          p

About the Certificates
The Issuer and You                                                    p
Read and Keep This Prospectus                                         p
Investment Amounts                                                    p
Face Amount and Principal                                             p
Certificate Term                                                      p
Value at Maturity                                                     p
Receiving Cash Before End of Term                                     p
Interest                                                              p
Promotions and Pricing Flexibility                                    p
Historical Data on the S&P 500 Index                                  p
Calculation of Return                                                 p
About the S&P 500 Index                                               p
Opportunities at the End of a Term                                    p

How to Invest and Withdraw Funds                                      p
Buying Your Certificate                                               p
Other Full and Partial Withdrawal Policies                            p
Book Entry Only                                                       p

Taxes on Your Earnings                                                p
Gifts to Minors                                                       p
How to Determine the Correct TIN                                      p
Foreign Investors                                                     p

How Your Money Is Used and Protected                                  p
Invested and Guaranteed by the Issuer                                 p
Regulated by Government                                               p
Backed by Our Investments                                             p
Investment Policies                                                   p

How Your Money Is Managed                                             p
Relationship Between the Issuer and
   American Express Financial Corporation                             p
Capital Structure and Certificates Issued                             p
Investment Management and Services                                    p
Distribution                                                          p
Selling Dealers                                                       p
Transfer Agent                                                        p
Employment of Other American Express Affiliates                       p
Directors and Officers                                                p
Independent Auditors                                                  p

Appendix                                                             p

Annual Financial Information                                         p
Summary of Selected Financial Information                            p
Management's Discussion and Analysis of Financial
   Condition and Results of Operations                               p
Report of Independent Auditors                                       p

Financial Statements                                                 p

Notes to Financial Statements                                        p

About the Certificates

The Issuer and You

In this prospectus, "we," "us," "our" and "ours" refer to the Issuer and "you," "your" and "yours" refer to the owner of a Certificate. An investor must purchase and hold a Certificate through a Direct Participant in the Depository Trust Company, New York, New York ("DTC"). See "Book Entry Only."

Read and Keep This Prospectus

This prospectus describes terms and conditions of your American Express Equity Indexed Savings Certificate. It contains facts that can help you decide if a Certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Equity Indexed Savings Certificates as described in the prospectus, or to bind the Issuer by any statement not in it.

Investment Amounts

You may purchase an American Express Equity Indexed Savings Certificate in any amount from $2,000 through $1 million (unless you receive prior approval from the Issuer to invest more) payable in U.S. currency. The Issuer will accept an application to purchase a Certificate only from a Direct Participant in DTC. To purchase a Certificate, you must arrange for a selling dealer to apply to purchase the Certificate as or through a Direct Participant in DTC on your behalf. The Issuer has complete discretion to determine whether to accept an application and sell a Certificate. If you wish to invest more than $1 million, you should seek prior approval from the Issuer through your selling dealer.

Face Amount and Principal

The face amount of your Certificate is the amount of your initial investment. Your principal is the value of your Certificate at the beginning of each term. The Issuer guarantees your principal. It consists of the amount you actually invest plus interest credited to your account less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. The Issuer credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. Your principal for the next term will equal:

               $10,000         Face amount (initial investment)
plus              $725         Interest credited to your account at the end of
                               the term
minus              ($0)        Interest paid to you in cash
minus              ($0)        Withdrawals and applicable penalties
           ============
               $10,725         Principal at the beginning of the next term

Certificate Term

Your first Certificate term is a 52-week period. It begins on the Wednesday the Issuer accepts a selling dealer's application on your behalf and ends the Tuesday before the 52-week anniversary of its acceptance. Initially, the Issuer expects to accept applications for Certificates on the first Wednesday of the month, though the Issuer in its sole discretion may accept applications on any day. Under normal circumstances, to consider an application for acceptance on a Wednesday, the Issuer must receive it by the preceding Tuesday. Your Certificate will not earn any interest until the term begins. You will be notified in advance of the end of your term. This notice will include the new maximum return and the new market participation percentage for Certificates and the minimum interest rate for Guaranteed Yield Certificates. We will follow your instructions on the amount to surrender, if any. We will automatically renew the remainder of your Certificate for a new 52-week term.

Value at Maturity

Your Certificate matures after 10 terms. Then you will receive a distribution for its value. Your Certificate term is always 52 weeks. At maturity, the value of your Certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving Cash Before End of Term

If you need money before your Certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money. For conditions under which penalties apply, see "Penalties for withdrawal during a term" and "Loss of interest" in "Buying Your Certificate" and "Other Full and Partial Withdrawal Policies" under "How to Invest and Withdraw Funds" below.

Interest

By choosing whether to buy a Full Participation Certificate or a Guaranteed Yield Certificate, you choose from two types of participation interest for your first term: 1) full participation interest (with a Full Participation Certificate), or 2) partial participation interest together with minimum interest (with a Guaranteed Yield Certificate). Interest earned on both of these Certificates has an upper limit which is the maximum return explained below. After your first term, you may transfer from a Full Participation Certificate to a Guaranteed Yield Certificate, or from a Guaranteed Yield Certificate to a Full Participation Certificate. Such a transfer is a purchase of a new Certificate, and you must meet the requirements for new purchases of Certificates.

Full Participation Certificate: With this Certificate:

o you participate 100% in any percentage increase in the S&P 500 Index, calculated as explained below under "Calculation of Return," up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2.

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o    your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Guaranteed Yield Certificate: This Certificate allows you to participate in a specified part (market participation rate) of any percentage increase in the S&P 500 Index together with a rate of interest guaranteed by the Issuer in advance for each term (minimum interest). Your return consists of two parts:

o a percentage of any percentage increase in the S&P 500 Index, calculated as explained below under "Calculation of Return," and

o    a rate of interest guaranteed by the Issuer in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2.

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside front cover under "Initial Interest and Participation Rates."

Maximum return: This is the cap, or upper limit, of your return for a Certificate term. Your total return including both market participation and, if you own a Guaranteed Yield Certificate, minimum interest will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates" on page 2.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Earning interest: The Issuer calculates, credits and compounds participation interest at the end of your Certificate term. Minimum interest accrues daily and is credited and compounded at the end of your Certificate term. Minimum interest is calculated on a 30-day month and 360-day year basis.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your Certificate may be greater or less than those shown in the front of this prospectus. We review rates weekly, and have complete discretion to decide what maximum return, market participation percentage and minimum interest rate will be declared.

To find out what your Certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your selling dealer, or call the Issuer at the telephone numbers listed on the back cover.

The Certificates or a similar face-amount certificate may be available through other distributors or selling dealers with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling dealers by calling 800-437-3133.

Promotions and Pricing Flexibility

The Issuer may sponsor or participate in promotions involving the Certificates or similar face-amount certificates and their respective terms. For example, we may offer a different maximum return, market participation percentage and minimum rate to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer a different maximum return, market participation percentage and minimum rate based on the amount invested and geographic location.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through April __, 2000. The values of the S&P 500 Index are reprinted with the permission of S&P.

                     S&P 500 Index values -- December 1983 to April 2000

1400

1200 Chart shows closing values of the S&P from above 100 in Dec. 1983 to just over ________ in April 2000

1000

800

600

400

200

`83  `84  `85  `86  `87  `88  `89  `90  `91  `92  `93 `94  `95  `96  `97  `98

                                   S&P 500 Index Average Annual Return

Beginning date          Period held           Average annual
Dec. 31,                in years              return

1989                    10                    ______%

1994                    5                     ______

1998                    1                     ______

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                   S&P 500 Index - December 1984 to April 2000

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of almost 50% to a low of approximately -20%
30%
               Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84  `85  `86  `87   `88  `89  `90   `91  `92  `93   `94   `95   `96  `97   `98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                   S&P 500 Index - December 1984 to April 2000

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 12/31/84 through 4/ /00 with a high of just over 25 and a low between 0 and 5.
20

15                  Label of "Y" axis reads: Observations

10

5

    -15   -10   -5    0     5     10    15     20     25     29.9     >=30

Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How an index has performed in the past does not indicate how the stock market or the Certificates will perform in the future. There is no assurance that Certificate owners will receive interest on their accounts beyond any minimum interest selected. The index could decline.

Calculation of Return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                minus
Term  beginning  value of S&P 500 Index           divided by
Term  beginning  value of S&P 500 Index           equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on whether you select a Full Participation Certificate of a Guaranteed Yield Certificate.

For example, assume:

Term ending value of S&P 500 Index                              1,425
Term beginning value of S&P 500 Index                           1,300
Maximum return                                                    10%
Minimum return                                                  2.50%
Guaranteed Yield Certificate participation percentages            25%

                 1,425       Term ending value of S&P 500 Index
minus            1,300       Term beginning value of S&P 500 Index
                 -------
equals             125       Difference between beginning and ending values

                   125       Difference between beginning and ending values
divided by       1,300       Term beginning value of S&P 500 Index
                 -------
equals            9.62%      Percent increase -Full Participation Certificate
                             return

                  9.62%      Percent increase or decrease
times            25.00%      Guaranteed Yield Certificate participation
                             percentage
equals            2.40%
plus              2.50%      2.50% minimum interest rate
                -------
equals            4.90%      Guaranteed Yield Certificate return

In both cases in the example, the return would be less than the 10% maximum.

Examples:

To help you understand the way the Certificates work, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect a Certificate's return. Assume for all examples that:

o    you purchased a Certificate with a $10,000 original investment;

o    the Guaranteed Yield Certificate market participation percentage is 25%;

o    the minimum interest rate for Guaranteed Yield Certificates is 2.50%;

o the maximum return for Full Participation Certificates and Guaranteed Yield Certificates is 10%.

1.  If the S&P 500 Index value rises

Week 1/Wed                                                    Week 52/Tues
     S&P 500                                                       S&P 500
     Index 1,000      8% increase in the S&P 500 Index         Index 1,080
--------------------------------------------------------------------------------
Full Participation Certificate           Guaranteed Yield Certificate
 $10,000   Original investment           $10,000    Original investment
+    800   8% x $10,000                  +   250    2.50%(Minimum interest rate)
                                                    x $10,000
           Participation interest        +   200    25% x 8% x $10,000 market
                                                    participation interest
 ________                                ________
 $10,800   Ending balance                $10,450    Ending balance
           (8% Total return)                        (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                      Week 52/Tues
     S&P 500                                                         S&P 500
     Index 1,000         4% decrease in the S&P 500 Index          Index 961
--------------------------------------------------------------------------------
Full Participation Certificate            Guaranteed Yield Certificate
 $10,000   Original investment            $10,000    Original investment
+      0   Participation interest         +   250    2.50% (Minimum interest
_________                                            rate) x $10,000
 $10,000   Ending balance                 +     0    Market participation
                                                     interest
                                          _________
           (0% Total return)              $10,250    Ending balance
                                                     (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                      Week 52/Tues
     S&P 500                                                         S&P 500
     Index 1,000       16% increase in the S&P 500 Index         Index 1,160
--------------------------------------------------------------------------------
Full Participation Certificate                Guaranteed Yield Certificate
 $10,000   Original investment                $10,000    Original investment
+  1,000   10% x $10,000                      +   250    2.50% (Minimum interest
                                                         rate) x $10,000
           Maximum interest                   +   400    25% x 16% x $10,000
                                                         market participation
_________                                     _________  interest
 $11,000   Ending balance                       $10,650  Ending balance
           (10% Total return)                            (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information regarding the S&P 500 Index. The Issuer does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for American Express Equity Indexed Savings Certificates excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by the Issuer. The Certificate's are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Certificates or any member of the public regarding the advisability of investing in securities generally or in the Certificates particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Issuer is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Issuer or the Certificates. S&P has no obligation to take the needs of the Issuer or the owners of the Certificates into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Certificates to be issued or in the determination or calculation of the equation by which the Certificates are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Certificates.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Issuer, owners of the Certificates, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would provide the selling dealer through which you hold your Certificate with a notice to pass on to you by a practical means such as correspondence (which may be electronic if you have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

Opportunities at the End of a Term

When your Certificate term ends, you may withdraw part or all of your money without a withdrawal penalty or loss of interest. The remainder, if any, of your Certificate will automatically renew for a new 52-week term. When your next term starts, you won't know your earned interest on the term just ended.

How to Invest and Withdraw Funds

Buying Your Certificate

You may apply to purchase a Certificate only through the distributor or a selling dealer. For a description of distribution and arrangements with selling dealers, see "Distribution" and "Selling Dealers" under "How Your Money is Managed." To purchase a Certificate, you must apply through a participant in the DTC. See "Book Entry Only". Your purchase occurs when the Issuer accepts an application to purchase Certificates from a DTC participant (a "Direct Participant") for which you are the beneficial owner and receives good funds from that Direct Participant for the purchase. Initially, the Issuer expects to accept applications for Certificates on the first Wednesday of the month, though the Issuer in its sole discretion may accept applications on any day. Under normal circumstances, to consider an application for acceptance on a Wednesday, the Issuer must receive it by the preceding Tuesday.

The selling dealer purchasing a Certificate on your behalf is to send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term, and the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept the application from the Direct Participant are the rates that apply to your Certificate.

Important: You must provide the selling dealer who purchases on your behalf with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the Certificate owner.

You may not make a partial withdrawal if it would reduce your Certificate balance to less than $2,000. If you request such a withdrawal, the Direct Participant who purchased on your behalf is to contact you for revised instructions.

When the Direct Participant requests a full or partial withdrawal on your behalf during a term, we pay the Direct Participant on your behalf from the principal of your Certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term.

Following is an example describing a $2,000 withdrawal during a term:

Account balance                                                $   10,000
Interest (interest is credited at the end of the term)                  0
Withdrawal of principal                                            (2,000)
2% withdrawal penalty                                                 (40)
                                                               ===========
Balance after withdrawal                                       $    7,960

You will forfeit any accrued interest on the withdrawal amount.

Other Full and Partial Withdrawal Policies

o If your Certificate is pledged as collateral on our books, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

Book Entry Only

DTC will act as securities depository for the Certificates. The Certificates will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve system, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that Direct Participants deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants (the "Rules") are on file with the Securities and Exchange Commission.

Purchases of Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual purchaser of each Certificate ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC or the Issuer of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. The Issuer expects to issue only book-entry securities and does not expect to deposit a physical certificate with DTC. Beneficial Owners will not receive physical certificates representing their ownership interests in Certificates.

To facilitate subsequent transfers, all Certificates deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Certificates. DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Withdrawal proceeds, and interest payments on the Certificates will be paid to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Issuer on payable date in accordance with their respective holdings shown on DTC's records. Payments by Direct Participants or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers and registered in "street name," and will be the responsibility of such Participant and not of DTC or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of withdrawal proceeds and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuer, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Issuer. Under such circumstances, in the event that a successor securities depository is not obtained, the Issuer may rely solely on the books of its transfer agent to reflect registered ownership of Certificates.

The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the Issuer may rely solely on the books of its transfer agent to reflect registered ownership of Certificates.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

Taxes on Your Earnings

Participation and minimum interest on your Certificate is taxable when credited to your account and reportable each calendar year to you and the Internal Revenue Service (the IRS) and the distributor or selling agent carrying your account. Withdrawals are reportable to the Certificate owner and the IRS on Form 1099-B, "Proceeds from Broker and Barter Exchange Transactions."

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the Certificates are likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Certificates constitute a VRDI, then the income earned on the Certificates will be treated as original issue discount and reported when credited to the owner's account. If the Certificates are not treated as a VRDI, but rather are treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. The Issuer cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your Certificate.

Gifts to Minors

If permitted under the terms of your account with a selling dealer, a Certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,400 for the year 2000 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, when you open your account with a selling dealer, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury. If you purchase through the distributor filling the role of a selling dealer, your certification of your TIN is required by the time you apply to purchase a Certificate.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to Determine the Correct TIN


For this type of account:                        Use the Social Security or
                                                 Employer Identification Number
                                                 of:

Individual or joint account                      The individual or one of the
                                                 owners listed on the joint
                                                 account

Custodian account of a minor                     The minor
(Uniform Gifts/Transfers to Minors Act)

A revocable living trust                         The grantor-trustee
                                                 (the person who puts the money
                                                 into the trust)

An irrevocable trust, pension trust or
estate The legal entity (not the personal representative or trustee, unless no legal entity is designated in the account title)

Sole proprietorship                              The owner

Partnership                                       The partnership

Corporate                                         The corporation

Association, club or tax-exempt organization      The organization

For details on TIN requirements, ask your registered representative for federal Form W-9, "Request for Taxpayer Identification Number and Certification." You also may obtain the form on the Internet at (http://www.irs.gov/prod/forms_pubs/).

Foreign Investors

Tax treatment of your investment: If you are not a citizen or resident of the United States (nonresident alien), and you have supplied a form W-8, Certificate of Foreign Status, interest paid on your Certificate is most likely "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h). If the Certificate is treated as a CDI, part of the earned income may be treated as a capital gain instead of portfolio interest. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The distributor (if filling the role of a selling dealer) will not, and a selling dealer might not accept purchases of certificates by non-resident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8, in effect before January 1, 2001, must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income or capital gain will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. Your interest income or capital gain will be reported to the IRS even though it is not taxed by the U.S. government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Changes in tax regulation: The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. Your selling dealer should have your new form on file by January 1, 2001. Depending on your status, you may provide any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.

A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (TIN). Individuals applying for benefits under a tax treaty will have additional requirements.

Withholding taxes: If you fail to provide a Form W-8 as required above, you will be subject to 31% backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a Certificate, and if you purchase or hold through the distributor or another affiliate of the Issuer, then, depending on the circumstances, the distributor or other affiliate generally will not act on instructions with regard to the Certificate before receiving, at a minimum, a statement from persons the distributor or other affiliate believes are knowledgeable about your estate. The statement must be satisfactory to the distributor or other affiliate and must tell us that, on your date of death, your estate did not include any property in the United States for U.S.

estate tax purposes. In other cases, the distributor or other affiliate generally will not take action regarding your Certificate before receiving a transfer certificate from the IRS or evidence satisfactory to the distributor or other affiliate that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your Certificate to satisfy estate taxes.

If you purchase or hold a Certificate through a selling dealer and need information on procedures and policies in the event of your death while owning a Certificate, contact your selling dealer.

Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to a Certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How Your Money is Used and Protected

Invested and Guaranteed by the Issuer

The Issuer, a wholly owned subsidiary of American Express Financial  Corporation
(AEFC), issues and guarantees the American Express Equity Indexed Savings Certificates. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.7 billion and a net worth in excess of $141 million on Dec. 31, 1999.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,

o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc, and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our Certificates or our other face amount certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by Government

Because the American Express Equity Indexed Savings Certificates are a securities, their offer and sale are subject to regulation under federal and state securities laws. (The American Express Equity Indexed Savings Certificates are face-amount certificates. They are not bank products, equity investments, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding face amount certificates. These investments back the entire value of your Certificate. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding face amount certificates by more than $238 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of the Issuer as described in Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

As a condition to regulatory relief from the SEC, the Issuer has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on face amount certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by the Issuer). The Issuer is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, the Issuer has entered into a written, informal understanding with the Minnesota Commerce Department that the Issuer will maintain capital equal to 5% of the assets of the Issuer (less any loans on outstanding certificates). When computing its capital for these purposes, the Issuer values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

Backed by Our Investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:

Type of investment                                      Net amount invested

Corporate and other bonds                               49%
Government agency bonds                                 22
Preferred stocks                                        16
Mortgages                                               11
Municipal bonds                                         1
Cash and cash equivalents                               1

As of Dec. 31, 1999, about 89% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999, schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment Policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, the Issuer relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in the Issuer's portfolio will be rated investment grade, or in the opinion of the Issuer's investment advisor will be the equivalent of investment grade. Under normal circumstances, the Issuer will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by the Issuer and will be sold only when the Issuer believes it is advantageous to do so.

As of Dec. 31, 1999, the Issuer held about 11% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and privately arranged and not intended to be publicly offered.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of the Issuer, will be less than 5% of the Issuer's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. The Issuer's ability to invest in when-issued securities is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect the Issuer's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is not a limit on the Issuer's ability to enter into financial transactions to manage the interest rate risk associated with the Issuer's assets and liabilities, but the Issuer does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. The Issuer's investment advisor will follow guidelines established by the Issuer's board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of the Issuer's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, the Issuer will use statutory accounting under an order of the Securities and Exchange Commission (SEC). This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How Your Money Is Managed

Relationship Between the Issuer and American Express Financial Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment Certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http//www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar face amount certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $262 billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related service.

Capital Structure and Certificates Issued

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1999, the Issuer had issued (in face amount) $90,939,275 of installment certificates and $1,508,505,715 of single payment certificates. As of Dec. 31, 1999, the Issuer had issued (in face amount) $13,684,206,836 of installment certificates and $19,860,383,374 of single payment certificates since its inception in 1941.

Investment Management and Services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets                                  Percentage of total book value
First $250 million                                          0.750%
Next 250 million                                            0.650
Next 250 million                                            0.550
Next 250 million                                            0.500
Any amount over 1 billion                                   0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years

                                              Percentage of
Year               Total fees                 included assets
1999               $ 8,691,974                0.26%
1998                 9,084,332                0.24
1997                17,232,602                0.50

Estimated advisory and services fees for 2000 are $8,604,000.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, we pay for the distribution of the Certificates by American Express Financial Advisors Inc. as follows:

o 1.00% of the initial investment on the first day of each Certificate's term, and

o 1.00% of the Certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your Certificate.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $27,950,987 during the year ended Dec. 31, 1999. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $29,408,000 during 2000.

See note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or the Issuer, approved this distribution agreement.

American Express Financial Advisors Inc. also may play the role of a selling dealer as described in this prospectus.

Selling Dealers

These Certificates may be sold through selling dealers, under arrangements with American Express Financial Advisors Inc., at commissions of up to:

o    0.80% of the initial investment on the first day of the Certificate's term;
     and

o 0.80% of the Certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your Certificate.

In addition, the Issuer may pay distributors, and American Express Financial Advisors Inc. may pay selling dealers, additional compensation for selling and distribution activities under certain circumstances. For example, American Express Financial Advisors Inc. may pay a fee to a selling dealer in order to attend a national sales conference of a selling dealer and, among other activities, promote sales of Certificates. From time to time, the Issuer or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation to selling dealers or registered representatives.

Transfer Agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. The Issuer pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. In the case of American Express Equity Indexed Savings Certificates, the accounts maintained by AECSC will reflect registered ownership of Certificates by Direct Participants in DTC.

Employment of Other American Express Affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and Officers

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $32,000 during 1999 to directors not employed by AEFC.

Board of directors

Rodney P. Burwell
Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.

Charles W. Johnson
Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.

Richard W. Kling*
Born in 1940. Director since 1996. Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. President since 1998. Piper Capital Management (PCM) President from 1997 to 1998. PCM Director of Marketing from 1995 to 1997. PCM Director of Retail Marketing from 1993 to 1995.

Pamela J. Moret*
Born in 1956. Director since December 1999. Chairman of the board of directors since January 2000. Senior Vice President - Investment Products since November 1999. Vice president - Variable Assets & Services from 1997 to 1999. Vice president - Retail Services Group from 1996 to 1997. Vice president Communications from 1992 to 1996. Various attorney positions in General Counsel's office from 1982 to 1992.

*"Interested Person" of the Issuer as that term is defined in the Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since 1997. Vice president and corporate treasurer of AEFC since 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from 1994 to 1997. Director of finance and analysis, Corporate Treasury of AEFC from 1990 to 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Group counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

Philip C. Wentzel
Born in 1961. Vice president and controller since January 2000. Vice president - Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Independent Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any Certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements at Dec. 31, 1999 and 1998 and for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and the Issuer.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer of the securities or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

*You may experience delays when call volumes are high.

American Express Equity Indexed Savings Certificate
200 AXP Financial Center
Minneapolis, MN 55474

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect.
                  See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)              Securities Sold

1996             IDS Special Deposits*                      41,064,846.74
1997             American Express Special Deposits         182,788,631.00
1998             American Express Special Deposits          91,416,078.00
1999             American Express Special Deposits          50,132,542.00

* Renamed American Express Special Deposits in April 1996.

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998
and $877,981.60 in 1999.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

2.        Not Applicable.

3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

    (b)   Certificate of Amendment,  dated April 2, 1984 filed electronically as
          Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

    (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

    (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

    (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252, is incorporated herein by reference.

    (f)   Current   By-Laws,   filed   electronically   as   Exhibit   3(e)   to
          Post-Effective   Amendment  No.  19  to  Registration   Statement  No.
          33-26844, are incorporated herein by reference.

4.        Not Applicable.

5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6.        through 9. -- None.

10. (a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc. dated January 12, 1984, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

    (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as
          Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

    (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as
          Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

    (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

    (e) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

    (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

    (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

    (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

    (i) Consulting Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

    (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

    (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as
          Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

    (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS
          Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

    (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

    (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

11. through 22. -- None.

23.       To be filed by amendment.

24. (a) Officers' Power of Attorney, dated January 28, 2000, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252, is incorporated herein by reference.

    (b) Directors' Power of Attorney, dated January 28, 2000, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252, is incorporated herein by reference.

25. through 27. -- None.

(b) The financial statement schedules for IDS Certificate Company filed electronically as Exhibit 16(b) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 are incorporated herein by reference.

Item 17. Undertakings.

Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 11th day, of April, 2000.

IDS CERTIFICATE COMPANY


                                        By: /s/ Paula R. Meyer*
                                                Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 11th day, of April, 2000.


Signature                                  Capacity

/s/ Paula R. Meyer* **                     President and Director
Paula R. Meyer                             (Principal Executive Officer)

/s/ Jeffrey S. Horton*                     Vice President and Treasurer
Jeffrey S. Horton                          (Principal Financial Officer)

/s/ Philip C. Wentzel*                     Vice President and Controller
Philip C. Wentzel                          (Principal Accounting Officer)

/s/ Rodney P. Burwell**                    Director
Rodney P. Burwell

/s/ Charles W. Johnson**                   Director
Charles W. Johnson

/s/ Jean B. Keffeler**                     Director
Jean B. Keffeler

/s/ Richard W. Kling**                     Director
Richard W. Kling

/s/ Pamela J. Moret**                      Director
Pamela J. Moret

/s/ Thomas R. McBurney**                   Director
Thomas R. McBurney

*Signed  pursuant to Officers'  Power of Attorney  dated  January 28, 2000 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  47  to
Registration Statement No. 2-55252, incorporated herein by reference.



/s/ Bruce A. Kohn
    Bruce A. Kohn



**Signed  pursuant to Directors'  Power of Attorney dated January 28, 2000 filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  47  to
Registration Statement No. 2-55252, incorporated herein by reference.



/s/ Bruce A. Kohn
    Bruce A. Kohn